EXHIBIT 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BETTERLIFE PHARMA INC. (the "Company") on Form 20-F/A for the year ended January 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Ahmad Doroudian, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 23, 2021	/s/ Ahmad Doroudian
Dr. Ahmad Doroudian
Chief Executive Officer and Director
(Principal Executive Officer)